Exhibit 99.2

PracticeWorks, Inc. Pro Forma Financial Statements

Unaudited Pro Forma Condensed Consolidated Financial Statements

INDEX TO UNAUDITED PROFORMA

CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS

Introduction to Unaudited Pro Forma Condensed Consolidated Financial Statements	1
Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2002	2
Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Nine Months Ended September 30, 2002	3
Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Year Ended December 31, 2001	4
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements	5

Unaudited Pro Forma Condensed Consolidated
  Financial Statements

The unaudited pro forma condensed consolidated financial statements have been prepared to give effect to PracticeWork, Inc.’s (“PracticeWorks”) acquisition of all the outstanding common stock of Trex Medical France SA (“Trex”) and its subsidiaries (the “Trophy Acquisition”) for approximately $54.0 million in cash. The pro forma condensed consolidated financial statements included herein reflect the purchase method of accounting for the Trophy Acquisition. Such financial statements have been prepared from, and should be read in conjunction with, the historical financial statements and notes thereto of PracticeWorks as of and for the nine months ended September 30, 2002 for the year ended December 31, 2001 included in its quarterly report on Form 10-Q and its annual report on Form 10-K incorporated herein by reference and the Trex historical combined financial statements and notes thereto included elsewhere herein.

The pro forma condensed consolidated balance sheet gives effect to the Trophy Acquisition as if it had occurred on September 30, 2002 combining the balance sheets of PracticeWorks and Trex as of that date. The pro forma condensed consolidated statements of operations give effect to the acquisition as if it had occurred on January 1, 2001, combining the results of PracticeWorks and Trex for the nine months ended September 30, 2002 and the results of PracticeWorks for the year ended December 31, 2001 with those of Trex for the year ended September 30, 2001 which, for pro forma purposes, are considered comparable to the results of a calendar twelve-month period.

The pro forma consolidated statements of operations for the nine months ended September 30, 2002 and for the year ended December 31, 2001 include appropriate adjustments for amortization, interest and other items related to the transaction. The pro forma adjustments are based on preliminary appraisal results, estimates, available information and certain assumptions that management deems appropriate. The pro forma consolidated financial information is unaudited and does not purport to represent the consolidated results that would have been obtained had the transaction occurred at the beginning of 2001, as assumed, nor does it purport to present the results which may be obtained in the future.

PracticeWorks, Inc.
Unaudited Pro Forma Condensed Consolidated Balance Sheet
September 30, 2002
(In thousands)

		Trex Medical France SA

	PracticeWorks, Inc.	In Euros, As Reported	Converted to Dollars (A)	Adjustments		Pro Forma Consolidated

ASSETS
Current assets:
Cash and cash equivalents	$ 28,785	€ 2,922	$ 2,886	$ (52,500)	(B)	$ 16,671
				(1,500)	(C)
				39,000	(C)
Accounts receivable, net	8,488	10,884	10,752	(315)	(D)	18,925
Inventories	-	6,895	6,811			7,473
Deferred tax assets	662	-	-			458
Prepaid expense and other current assets	1,043	656	648			1,691

Total current assets	39,436	21,357	21,097	(15,315)		45,218
Property and equipment, net	6,377	1,633	1,613	(71)	(D)	7,919
Goodwill	48,784	8,008	7,910	13,819	(B)	70,513
Other intangible assets, net	17,660	19	19	19,404	(B)	38,583
				1,500	(C)
Deferred tax asset	4,967	1,325	1,309			6,276
Investment in and advances to affiliate	4,612	50	49	(49)	(B)	4,612
Other assets	1,303	-	-	-		1,303

Total assets	$ 123,139	€ 32,392	$ 31,997	$ 19,288		$ 174,424

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$ 3,035	€ 4,809	$ 4,750	$ (315)	(D)	$ 7,470
Income taxes payable	-	2,841	2,806			2,806
Accrued expenses	4,831	6,689	6,608	2,000	(B)	13,439
Accrued restructuring costs	358	-	-			358
Deferred revenue and customer deposits	11,350	967	955			12,305
Current portion of long-term debt	1,150	-	-	7,500	(C)	8,650
Other current liabilities	-	1,534	1,515			1,515

Total current liabilities	20,724	16,840	16,634	9,185		46,543
Long-term debt, less current portion	2,583	21,846	21,580	(21,580)	(B)	34,083
				31,500	(C)
Deferred income tax and other liabilities	732	-	-	6,300	(B)	7,032

Total liabilities	24,039	38,686	38,214	25,405		87,658

Convertible, redeemable preferred stock	4,412	-	-	-		4,412

Stockholders' equity:
Common stock	177	3,811	3,765	(3,765)	(B)	177
Additional paid-in capital	117,775	6,274	6,198	(6,198)	(B)	117,775
Deferred compensation	(758)	-	-			(758)
Accumulated deficit	(22,579)	(16,630)	(16,428)	16,428	(B)	(34,913)
				(12,263)	(B)
				(71)	(D)
Accumulated other comprehensive income	73	251	248	(248)	(B)	73

Total stockholders' equity (deficit)	94,688	(6,294)	(6,217)	(6,117)		82,354

Total liabilities and stockholders' equity	$ 123,139	€ 32,392	$ 31,997	$ 19,288		$ 174,424

PracticeWorks, Inc.
Pro Forma Condensed Consolidated Statement of Operations
Nine Months Ended September 30, 2002
(In thousands)

		Trex Medical France SA

	PracticeWorks, Inc.	In Euros, As Reported	Converted to Dollars (A)	Adjustments		Pro Forma Consolidated

Total revenue	$ 60,977	€ 43,850	$ 40,643	$ (1,443)	(D)	$ 100,177

Operating expense:
Cost of manufactured goods and purchases for resale	10,828	21,457	19,888	(1,372)	(D)	29,344
Selling, general and administrative	37,554	13,083	12,126			49,680
Research and development	2,625	2,277	2,110			4,735
Amortization of goodwill	-	1,285	1,191	(1,191)	(E)	-
Depreciation and amortization of other intangibles	5,339	965	894	871	(E)	7,104
Restructuring and other non-recurring charges	(143)	-	-			(143)

Total operating expense	56,203	39,067	36,209	(1,692)		90,720

Operating income	4,774	4,783	4,434	249		9,457
Interest and other income, net	(235)	(346)	(321)	66	(G)	(490)
Interest expense	1,271	1,095	1,015	1,381	(G)	3,667
Other interest expense - debt extinguishment costs	889	-	-			889
Loss on sale of business	-	449	416	(416)	(H)	-

Income before income taxes	2,849	3,585	3,324	(782)		5,391
Provision for income taxes	-	1,693	1,569	(535)	(I)	1,034

Net income	2,849	1,892	1,755	(247)		4,357

Preferred stock dividend	2,711	-	-			2,711
Deemed dividend related to redemption of series A preferred	7,625	-	-			7,625

Net income (loss) available to common shareholders	$ (7,487)	€ 1,892	$ 1,755	$ (247)		$ (5,979)

Per share data:
Net income
Basic	$ 0.20					$ 0.31
Diluted	0.19					0.28

Dividends:
Basic and diluted	(0.74)					(0.74)

Net income (loss) available to common stockholders:
Basic	(0.54)					(0.43)
Diluted	(0.54)					(0.43)

Weighted average shares outstanding:
Basic	13,956					13,956

Diluted	15,356					15,356

PracticeWorks, Inc.
Pro Forma Condensed Consolidated Statement of Operations
Year Ended December 31, 2001
(In thousands)

		Trex Medical France SA

	PracticeWorks, Inc.	In Euros, As Reported	Converted to Dollars (A)	Adjustments		Pro Forma Consolidated

Total revenue	$ 60,379	€ 60,945	$ 54,168			$ 114,547

Operating expense:
Cost of manufactured goods and purchases for resale	8,932	33,258	29,560			38,492
Selling, general and administrative	46,819	17,366	15,435			62,254
Research and development	2,241	2,462	2,188			4,429
Amortization of goodwill	22,805	2,951	2,623	(450)	(E)	24,978
Depreciation and amortization of other intangibles	4,575	1,192	1,059	1,534	(E)	7,168
Restructuring and other charges	3,380	-	-			3,380
Purchased research and development	-	-	-	12,263	(F)	12,263

Total operating expense	88,752	57,229	50,865	13,347		152,964

Operating (loss) income	(28,373)	3,716	3,303	(13,347)		(38,417)
Interest and other income, net	-	(170)	(151)			(151)
Interest expense	2,439	2,423	2,154	1,316	(G)	5,909
Loss on sale of business		9,845	8,750			8,750

Loss before income taxes	(30,812)	(8,382)	(7,450)	(14,663)		(52,925)
Provision for income taxes	-	461	410	(487)		(77)

Net loss	(30,812)	(8,843)	(7,860)	(14,176)		(52,848)

Preferred stock dividend	4,504	-	-	-		4,504

Net loss available to common shareholders	$ (35,316)	€ (8,843)	$ (7,860)	$ (14,176)		$ (57,352)

Net loss per share:
Basic and diluted	$ (3.85)					$ (6.25)

Weighted average shares outstanding:	9,178					9,178

PracticeWorks, Inc.

 Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Footnote

(A)	Reflects translation of Trex financial statements into dollars. Assets and liabilities are translated to dollars at year end exchange rates while elements of the statements of operations are translated at average exchange rates in effect during the year.

  Unaudited Pro Forma Condensed Consolidating Balance Sheet Adjustments

(B)	Records Trophy Acquisition which was finalized December 23, 2002, including estimated transaction costs of $1.5 million and accrual of a working capital adjustment estimated at $2.0 million as provided in the purchase agreement. Contract price was paid in cash, in part, from proceeds of new senior credit facility.
This acquisition has been accounted for as a purchase with the net consideration allocated to the assets acquired and liabilities assumed as follows:

Amount
Description	(In thousands)

Total consideration:
Contract price, including payment of existing indebtedness	$51,000
Estimated working capital adjustment	2,000
Estimated transaction costs	1,500

$54,500

Allocation:
Current assets	$21,097
Property and equipment	1,613
Deferred income tax assets	1,309
Other intangible assets	19,423
Current liabilities	(16,634)
Deferred income taxes liabilities	(6,300)
Goodwill	21,729
Purchased in-process research and development	12,263

$54,500

PracticeWorks, Inc.

 Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

The foregoing allocations are based on estimated fair values and are subject to adjustment. Fair values were determined based on an independent appraisal of the purchase transaction.

(C)	Records completion of $45.0 senior credit facility including estimated financing costs of $1.5 million. Facility consists of $15.0 million revolver and a $30.0 million term loan, bears interest at a floating rate comprised of LIBOR plus a margin of 3.0% to 4.0% based on certain performance criteria. The term loan provides for quarterly installments of principal commencing March 2003 and the loan facility matures December 2005. An aggregate of $39.0 million was drawn to finance a portion of the Trophy Acquisition and the balance of the purchase price was funded from existing resources.

 Unaudited Pro Forma  Condensed Consolidated Statements of Operations Adjustments

(D)	Records elimination of intercompany activity as of September 30, 2002 and for the period then ended. There was no intercompany activity for 2001.
(E)	Records adjustment to amortization expense to reflect increase for new basis of identifiable intangible assets as follows:

	Year Ended	Nine Months Ended
	December 31,	September 30,
Increase (decrease) due to :	2001	2002

Amortization of new basis of goodwill for 2001	$(450)	$-
Eliminate goodwill amortization for 2002 based on SFAS 142	-	(1,191)
Adjustment to amortization of other intangibles	1,534	871

	$1,084	$(320)

(F)	Records adjustment to recognize as an expense the estimated fair value of in-process research and development costs purchased in the Trophy Acquisition. Such costs relate to expenditures for development of new products, which have not yet reached technological feasibility, and for modifications to extend the useful life of existing products. Estimated fair value is based on the findings from an independent appraisal.
(G)	Records adjustment of interest expense and/or income to related to debt incurred to effect the Trophy Acquisition and related use of available funds.
(H)	Eliminate loss on sale of business completed prior to Trophy Acquisition in accordance with terms of the purchase agreement.
(I)	Records adjustment to the provision for income taxes based on other pro forma adjustments.